Exhibit 4.2

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of July 17, 2009, by and among Solyndra, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (the “Series A Investors”), the investors listed on Schedule B hereto (the “Series B Investors”), the investors listed on Schedule C hereto, (the “Series C-1 Investors”), the investors listed on Schedule D hereto (the “Series C-2 Investors”), the investors listed on Schedule E hereto (the “Series D Investors”), the parties listed on Schedule F hereto, (the “Bridge Investors”), the parties listed on Schedule G hereto (the “Series E Investors,” and together with the Series A Investors, the Series B Investors, the Series C-1 Investors, the Series C-2 Investors, the Series D Investors, and the Bridge Investors, the “Prior Investors”), the parties listed on Schedule H hereto, (the “Series F Investors” and together with the Prior Investors, the “Investors”) and the beneficial holders of the Company’s common stock (“Common Stock”) listed on Schedule I hereto (each of which is herein referred to as a “Common Holder”).

WHEREAS, the Company and certain of the Prior Investors have previously entered into an Investors’ Rights Agreement, dated as of February 10, 2006 (the “Original Rights Agreement”) in connection with the Series A Investors’ purchase of shares of the Company’s Series A-1 and Series A-2 Preferred Stock (the “Series A Stock”), pursuant to the terms and conditions of a Series A-1 and Series A-2 Preferred Stock Purchase Agreement among the Company and the Series A Investors, dated as of February 10, 2006 (the “Series A Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain First Amended and Restated Investors’ Rights Agreement, dated as of October 13, 2006 (the “First Amended Rights Agreement”), which amended and restated the Original Rights Agreement in connection with the Series B Investors’ purchase of shares of the Company’s Series B Preferred Stock (the “Series B Stock”), pursuant to the terms and conditions of that certain Series B Preferred Stock Purchase Agreement by and among the Company and the Series B Investors, dated as of October 13, 2006 (the “Series B Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain Second Amended and Restated Investors’ Rights Agreement, dated as of July 9, 2007 (the “Second Amended Rights Agreement”), which amended and restated the First Amended Rights Agreement in connection with the Series C-1 Investors’ purchase of shares of the Company’s Series C-1 Preferred Stock (the “Series C-1 Stock”), pursuant to the terms and conditions of that certain Series C-1 Preferred Stock Purchase Agreement by and among the Company and the Series C-1 Investors, dated as of July 9, 2007 (the “Series C-1 Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain Third Amended and Restated Investors’ Rights Agreement, dated as of December 6, 2007 (the “Third Amended Rights Agreement”), which amended and restated the Second Amended Rights Agreement in connection with the Series C-2 Investors’ purchase of shares of the Company’s Series C-2 Preferred Stock (the “Series C-2 Stock”), pursuant to the terms and conditions of that certain Series C-2 Preferred Stock Purchase Agreement by and among the Company and the Series C-2 Investors, dated as of December 6, 2007 (the “Series C-2 Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 25, 2008 (the “Fourth Amended Rights Agreement”), which amended and restated the Third Amended Rights Agreement in connection with the Series D Investors’ agreement to purchase shares of the Company’s Series D-1 Preferred Stock (the “Series D-1 Stock”), Series D-2 Preferred Stock (the “Series D-2 Stock”) and/or
Series D-3 Preferred Stock (the “Series D-3 Stock” and together with the Series D-1 Stock and the Series D-2 Stock, the “Series D Stock”) from time-to-time upon request from the Company pursuant to the terms and conditions of that certain Equity Purchase Agreement by and among the Company and the Series D Investors, dated as of March 25, 2008, as amended from time to time (the “Series D Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of July 25, 2008 (the “Fifth Amended Rights Agreement”), which amended and restated the Fourth Amended Rights Agreement in connection with the Bridge Investors’ agreement to purchase certain convertible promissory notes (the “Notes”) and warrants from the Company pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement dated as of July 25, 2008 (as the same may be amended from time to time, the “Bridge Agreement”);

WHEREAS, the Company and certain of the Prior Investors have previously entered into that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of November 24, 2008 (the “Sixth Amended Rights Agreement”), which amended and restated the Fifth Amended Rights Agreement in connection with (i) the Series E Investors’ agreement to purchase shares of the Company’s Series E Preferred Stock (the “Series E Stock”) and warrants to purchase Common Stock pursuant to the terms of that certain Series E Preferred Stock Purchase Agreement by and among the Company and the Series E Investors, dated as of November 24, 2008 (the “Series E Agreement”), (ii) the Series D Investors agreement to exchange shares of Series D Stock for Series E Stock and warrants to purchase Common Stock pursuant to the terms of that certain Stock Exchange Agreement, dated as of November 24, 2008 (the “Stock Exchange Agreement”) and (iii) the Bridge Investors agreement to convert the Notes into shares of Series E Stock and warrants to purchase Common Stock pursuant to the Series E Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Series F Investors and the Company are executing a Series F Preferred Stock Purchase Agreement (as may be amended from time to time, the “Series F Agreement”), pursuant to which the Series F Investors are agreeing to purchase shares of the Company’s Series F Preferred Stock (the “Series F Stock”) and warrants to purchase Common Stock;

WHEREAS, concurrently with the execution of this Agreement, the Company and Argonaut Ventures I, L.L.C. (“Argonaut”) are entering into that certain Loan and Security Agreement of even date herewith (the “Loan and Security Agreement”) pursuant to which, among other things, (i) Argonaut has agreed to extend to the Company a $50,000,000 revolving line of credit, (ii) the Company has issued to Argonaut a warrant to purchase shares of its Common Stock (the “Lender Common Warrant”), and (iii) the Company has issued to Argonaut a warrant to purchase shares of Series F Stock (the “Lender Series F Warrant”);

WHEREAS, the Series A Agreement, the Series B Agreement, the Series C-1 Agreement, the Series C-2 Agreement, the Series D Agreement, the Series E Agreement, and the Series F Agreement each provide that the Investors who are parties thereto shall be granted certain information and registration rights and rights of first refusal and shall be granted certain rights pursuant to covenants to be made by the Company, all as more fully set forth herein;

WHEREAS, under the terms of the Sixth Amended Rights Agreement, each Prior Investor, each Holder (as defined therein) and each permitted successor or assignee thereof shall be bound by and subject to the terms of any amendment thereto approved by the written consent of the Company and the holders of a majority of the Registrable Securities (as that term is defined in the Sixth Amended Rights Agreement);

WHEREAS, the Prior Investors executing this Agreement hold at least a majority of the outstanding Registrable Securities (as defined in the Sixth Amended Rights Agreement); and

WHEREAS, in connection with the Series F Agreement and the Loan and Security Agreement, the Company, certain of the Prior Investors and the Series F Investors desire to enter into this Agreement, which amends and restates, in its entirety, the Sixth Amended Rights Agreement, for the purpose of consolidating the information and registration rights, rights of first refusal and certain rights pursuant to covenants made by the Company to the Series A Investors, the Series B Investors, Series C-1 Investors, the Series C-2 Investors, the Series D Investors, and the Series E Investors into the same agreement that contains such rights of the Series F Investors with respect to the shares of Series F Stock issued pursuant to the Series F Agreement, if any, and the shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Series F Agreement, if any, and Argonaut with respect to the shares issued pursuant to the Lender Common Warrant and the Lender Series F Warrant, if exercised, and the Series F Investors and Argonaut likewise desire to enter into this Agreement setting forth such rights of the Series F Investors and Argonaut.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Allocation Agreement” means that certain Allocation Agreement dated the same date as this Agreement between the Company and Argonaut.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7.

(e) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(f) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(g) The term “Preferred Stock” shall mean the Series A Stock, the Series B Stock, the Series C-1 Stock, the Series C-2 Stock, the Series D Stock, the Series E Stock and the Series F Stock.

(h) The term “Qualified IPO” has the meaning given to such term in the Company’s Eighth Amended and Restated Certificate of Incorporation (as may be amended from time to time).

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of shares of Preferred Stock outstanding (or the Common Stock issuable or issued upon conversion of any Preferred Stock issuable or issued upon conversion or exercise of any securities of the Company), (ii) the Common Stock held (or the Common Stock issuable or issued upon conversion, exercise or exchange of any securities of the Company held) by any Investor, (iii) shares of Common Stock beneficially owned by the Common Holders; provided, however, that such shares of Common Stock beneficially owned by the Common Holders shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7, and (iv) any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or replacement of, any of the shares of Common Stock referred to in clause (i), clause (ii) or clause (iii), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(k) The number of shares of “Registrable Securities” outstanding shall be determined by the number of Registrable Securities that are either shares of Common Stock that are outstanding or shares of Common Stock that are issuable upon the exercise, conversion or exchange of securities that are outstanding and immediately exercisable, convertible or exchangeable; provided, however, that no shares of Warrant Stock and no shares of Common Stock issuable upon conversion of shares of Series F Stock shall be included in the number of shares of “Registrable Securities” outstanding until such shares of Warrant Stock or Series F Stock, as the case may be, shall have actually been issued upon the exercise of a Warrant or issued pursuant to the Series F Agreement.

(l) The term “Rule 144” means Rule 144 under the Act.

(m) The term “SEC” means the Securities and Exchange Commission.

(n) The term “Warrants” shall mean (1) those certain Common Stock Purchase Warrants issued to (i) the Series D Investors pursuant to Section 1.2 of the Series D Agreement, as such warrants were amended pursuant to the terms of that certain Amendment to Warrants dated November 24, 2008 by and among the Company and the holders of such warrants, (ii) the Bridge Investors pursuant to the Bridge Agreement, (iii) the Series E Investors pursuant to the Series E Agreement and the Stock Exchange Agreement, as such warrants were amended pursuant to the terms of that certain Amendment to Warrants dated July 17, 2009 by and among the Company and the holders of such warrants, (iv) the Series F Investors pursuant to the Series F Agreement and (v) the Lender Common Warrant, and (2) the Lender Series F Warrant.

(o) The term “Warrant Stock” shall mean shares of Common Stock or Preferred Stock issued, if any, upon exercise of the Warrants and any shares of Common Stock issuable or issued upon conversion of any Preferred Stock issued upon exercise of the Warrants.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) July 9, 2010 and (ii) the effective date of the Initial Offering, a written request from the Holders of a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of at least 25% of the Registrable Securities then outstanding, then the Company shall, within 20 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its reasonable best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within 20 days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date that is 60 days prior to the Company’s good faith estimate of the date of the filing, and ending on a date 180 days following the effective date, of a Company-initiated registration subject to Section 1.3 below or a request for registration under the Allocation Agreement, provided that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective;

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any 12 month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders, but excluding a registration effected by the Company pursuant to the Allocation Agreement) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use its reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated as follows: (A) first, the Registrable Securities requested to be included therein by the Investors requesting such registration allocated pro rata among the Investors on the basis of the number of Registrable Securities held by such Investors and (B) second, if any additional Registrable Securities may be included in such offering, the Registrable Securities requested to be included therein by the Common Holders pro rata among the Common Holders thereof on the basis of the number of Registrable Securities held by such Common Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (ii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder (other than a Common Holder) that such Holder has requested to be registered are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, investment fund, partnership or corporation, the affiliated venture capital funds, investment funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least 10% of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any

12-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities requested to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or Section 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any expenses (including, without limitation, attorneys’ fees and expenses) losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any such state securities laws, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any expenses (including, without limitation, attorneys’ fees and expenses), losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such expense, loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, affiliate, member, limited or general partner, or stockholder of a Holder or an investment entity in which such Investor is a member or a limited or general partner, (ii) is a venture capital fund or investment fund that is controlled by or under common control with one or more general partners or managing members of such Holder, (iii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iv) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities. Notwithstanding the foregoing, no such consent shall be required for the Company to enter into the Allocation Agreement.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that, without the prior written consent of the managing underwriter, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it immediately prior to the effectiveness of the registration statement for such offering except common stock included in, or acquired after, such registration; provided, however, that:

(i) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to any shares purchased or sold after the Initial Offering that are not otherwise subject to similar restrictions;

(ii) all officers, directors and stockholders holding at least 3% of the outstanding Common Stock (or stockholders with smaller percentages if required by the underwriters) of the Company enter into similar agreements; and

(iii) such market stand-off time period shall not exceed 180 days from the effective date of the Initial Offering or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15 days before or after the date that is 180 days after the effective date of the registration statement relating to such offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering.

(b) For purposes of this Section 1.13, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place the following restrictive legend on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Securities and such other Company securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE

ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO AT LEAST 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(c) Each Investor further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable time frame so requested.

(d) Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(e) Notwithstanding the foregoing, the obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 under the Act or Form S-8 under the Act or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 under the Act or similar forms which may be promulgated in the future.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five years following the consummation of the Qualified IPO, or (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor (or transferee of an Investor) that holds (a) at least 1,500,000 shares of Registrable Securities or (b) at least 806,500 shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock (or shares of Common Stock issued or issuable upon conversion thereof) each as subject to appropriate adjustment for stock splits, stock dividends, combinations or the like (a “Major Investor”):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, or such later date approved by the Board, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter, an unaudited balance sheet as of the end of such fiscal quarter, a written analysis of the Company’s actual financial performance as compared to the Company’s budget for such fiscal quarter, including commentary explaining any material variances, and written analysis of the Company’s compliance with its bank loan covenants, if any, for such fiscal quarter;

(c) within 30 days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail and compared against the Company’s operating plan;

(d) as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget and operating plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection (e) to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Section 2.1 and Section 2.2 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Holder that then holds shares of Preferred Stock or securities of the Company convertible into or exercisable for Preferred Stock (each, a “Preferred Stockholder”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Preferred Stockholder” includes any members, partners and affiliates of a Preferred Stockholder. A Preferred Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class or series of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Preferred Stockholder in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Preferred Stockholders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within 30 calendar days after the giving of Notice, each Preferred Stockholder may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and beneficially held, or issuable upon conversion of the Preferred Stock then held, by such Preferred Stockholder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding (other than the Lender Series F Warrant if the Lender Series F Warrant is not then exercisable)). The Company shall promptly, in writing, inform each Preferred Stockholder that elects to purchase all the shares available to it (a “Fully-Exercising Preferred Stockholder”) of any other Preferred Stockholder’s failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Preferred Stockholder may elect to purchase that portion of the Shares for which Stockholders were entitled to subscribe, but which were not subscribed for by the Preferred Stockholders, that is equal to the proportion that the number of shares of Common Stock issued and beneficially held, or issuable upon conversion of the Preferred Stock then held, by such Fully-Exercising Preferred Stockholder bears to the total number of shares of Common Stock issued and beneficially held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Preferred Stockholders who wish to purchase some of the unsubscribed shares.

(c) If all Shares that Preferred Stockholders are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 90 day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preferred Stockholders in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board, (ii) the issuance of securities pursuant to the conversion of Preferred Stock and upon the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) the issuance of securities in connection with any stock split, stock dividend, recapitalization or similar event, (v) the issuance of securities to lease companies, real estate lessors, venture lenders, manufacturing facility lenders, banks or financial institutions in connection with commercial credit arrangements, venture loans, facility financings, equipment financings, leases or similar transactions, provided such issuances are for other than primarily equity financing purposes, and in each case, has been approved by the Board, (vi) the issuance or sale of up to 303,580 shares of Common Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations or the like on, of or affecting such Common Stock, to RockPort Capital Partners II, L.P. pursuant to that certain option agreement dated as of November 30, 2006, (vii) the issuance of Series F Stock (and the subsequent issuance of Common Stock upon conversion of Series F Stock) pursuant to the Series F Agreement, (viii) the issuance of the Warrants, or (viii) the issuance of Warrant Stock upon exercise of the Warrants. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Preferred Stockholder in any subsequent offering of Shares if (i) at the time of such offering, the Preferred Stockholder is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Preferred Stockholder; provided, however, that a Preferred Stockholder that is a venture capital fund or investment fund may assign or transfer such rights to (i) a subsidiary, parent, general or limited partner, member or stockholder of such Preferred Stockholder or an investment entity in which such Preferred Stockholder is a member or a limited or general partner, or (ii) a venture capital fund or investment fund that is controlled by or under common control with one or more general partners or managing members of such Preferred Stockholder.

2.5 Proprietary Information and Inventions Agreements. The Company shall require all of its employees, and all of its consultants with access to confidential information of the Company, to execute and deliver a Proprietary Information and Inventions Agreement or Consulting Agreement in substantially the form approved by the Chief Executive Officer of the Company.

2.6 Employee Agreements. Unless otherwise approved by the Board (including such approvals by the Compensation Committee of the Board acting pursuant to authority delegated by the Board), all future employees of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with no more than the first 25% of such shares vesting following 12 months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) a lock-up period in connection with the Company’s initial public offering consistent with Section 1.13 herein. The Company shall retain a right of first refusal on transfers of the Company’s Common Stock (other than Common Stock issued or issuable upon conversion of the Company’s Preferred Stock) until the Company’s initial public offering and the right to repurchase unvested shares at cost.

2.7 Insurance. The Company shall maintain term “key-person” insurance on Christian Gronet from one or more financially sound and reputable insurers in the amount of $1,000,000 until such time as the Board determines that such insurance should be discontinued.

The “key person” policy shall name the Company as loss payee and such policy shall not be cancelable by the Company without prior approval of the Board. In addition, the Company shall maintain Directors and Officers Errors and Omissions insurance from financially sound and reputable insurers in an aggregate amount of at least $2,000,000 until such time as the Board determines that such insurance should be discontinued. Such policy shall not be cancelable by the Company without prior approval of the Board.

2.8 Special Relationships. Without the prior unanimous approval of the Board, the Company shall not make an offer or decision to hire any individual who is a family member of an officer of the Company.

2.9 Key Employee Addresses. If the Company currently knows or subsequently learns that any officer of the Company has his or her principal place of residence in a location further than 40 miles from the headquarters of the Company, the Company shall promptly thereafter inform the Investors of such fact.

2.10 Termination of Certain Covenants. The covenants set forth in Section 2.4 shall terminate and be of no further force or effect immediately prior to the consummation of a Qualified IPO. The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8 and 2.9 shall terminate and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO or (ii) immediately prior to the actual or deemed liquidation, dissolution or winding up of the Company under the Company’s Eighth Amended and Restated Certificate of Incorporation (as maybe amended and/or restated from time to time).

2.11 KKR Financial Corp. Observer Rights. Until consummation of a Qualified IPO, KKR Financial Corp. (“KKR”), subject to the qualifications below, shall have the right, on behalf of itself and its affiliates, to send a representative, who shall be mutually agreed upon by the Company and KKR, (without voting rights) to each meeting (including telephonic meetings) of the Board. Subject to the provisions of the proviso below, the Company shall give KKR notice of each such meeting (including telephonic meetings) in the form and manner such notice is given to the Company’s directors and the same materials as and when provided to the Company’s directors. The Company agrees to provide KKR with copies of all actions by written consent as soon as reasonably practicable upon effectuation of such action. Such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided to the same extent as would be applicable to such representative if such representative were a member of the Board; and, provided, notwithstanding the foregoing, the Company shall have the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting, or portion thereof, would be likely to, in the judgment of the Company’s counsel, adversely affect the Company’s right or ability to assert the attorney-client privilege between the Company and its counsel regarding such information or the matters discussed at such meeting or portion thereof. The Company further agrees to reimburse KKR for all reasonable expenses related to its observer rights set forth above.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of law.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on Schedule A hereto, Schedule B hereto, Schedule C hereto, Schedule D hereto, Schedule E hereto, Schedule F hereto, Schedule G hereto, Schedule H hereto, or Schedule I hereto as the case may be (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any and all prior understandings and agreements, written or oral, between or among the parties hereto with respect to the specific subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of any Holder or group of

Holders (such as the Common Holder(s) or Major Investors) in a manner that is materially different and adverse from the manner in which such amendment or waiver affects the obligations and rights of all other Holders, such amendment or waiver shall also require the written consent of such differently affected Holder or group of Holders. Notwithstanding the foregoing, (a) Section 2.11 shall not be amended without the mutual consent of the Company and KKR, and (b) in the event the Company sells shares of Series F Preferred Stock pursuant to the Series F Agreement to an investor who is not already a party to this Agreement, such investor shall become a party to this Agreement as an “Investor” and a “Holder,” without the consent of the other parties hereto, upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement, and Schedule H hereto may be amended by the Company from time to time to add such additional Investor without the consent of the other parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms, and the parties shall negotiate, in good faith, a legal and enforceable suitable provision which most nearly effects the parties’ intent in entering into this Agreement.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including, without limitation, affiliated venture capital funds and/or investment funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

3.11 Termination of Sixth Amended Rights Agreement. The Sixth Amended Rights Agreement is hereby amended and superseded in its entirety and restated by this Agreement. All provisions of, rights granted and covenants made in the Sixth Amended Rights Agreement are hereby waived and released and superseded in their entirety and shall have no further force or effect.

3.12 Termination of Series F Agreement. If the Series F Agreement terminates prior to Closing (as defined therein) pursuant to the terms thereof, Investors who are not Prior Investors shall be deemed to no longer be a party to this Agreement and shall have no rights hereunder, and the Company and the Prior Investors shall have no obligations hereunder to such Investors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

SOLYNDRA, INC.

By:	/s/ W.G. Stover, Jr.
Name:	W.G. Stover, Jr.
Title:	Vice President, Finance and Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

AMP CAPITAL INVESTORS LTD (ABN 59 001 777 591), AS TRUSTEE FOR THE FUTURE DIRECTIONS PRIVATE EQUITY FUND 1A, BY ITS UNDERSIGNED ATTORNEYS (WHO HAVE NOT RECEIVED NOTICE OF THE REVOCATION OF THE POWER OF ATTORNEY DATED THE 22 DAY OF MARCH 2006 UNDER THE AUTHORITY OF WHICH THIS INSTRUMENT HAS BEEN SIGNED IN SYDNEY THIS 05 DAY OF AUGUST, 2009)

By:	/s/ Prudence Milne
Name:	Prudence Milne
Title:	Executive Legal Counsel

By:	/s/ Andrew Windsor
Name:	Andrew Windsor
Title:	Operations Manager – Private Equity

Witnessed By:	/s/ Jemma Flannery

Name:	Jemma Flannery
Title:	Executive Assistant

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

AMP CAPITAL INVESTORS LTD (ABN 59 001 777 591), AS TRUSTEE FOR THE FUTURE DIRECTIONS PRIVATE EQUITY FUND 1B, BY ITS UNDERSIGNED ATTORNEYS (WHO HAVE NOT RECEIVED NOTICE OF THE REVOCATION OF THE POWER OF ATTORNEY DATED THE 22 DAY OF MARCH 2006 UNDER THE AUTHORITY OF WHICH THIS INSTRUMENT HAS BEEN SIGNED IN SYDNEY THIS 05 DAY OF AUGUST, 2009)

By:	/s/ Prudence Milne
Name:	Prudence Milne
Title:	Executive Legal Counsel

By:	/s/ Andrew Windsor
Name:	Andrew Windsor
Title:	Operations Manager – Private Equity

Witnessed By:	/s/ Jemma Flannery

Name:	Jemma Flannery
Title:	Executive Assistant

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

ARGONAUT VENTURES I, L.L.C.

By:	Argonaut Private Equity, L.L.C., its Manager

By:	/s/ Steve Mitchell
Name:	Steve Mitchell
Title:	Managing Director

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

ARTIS PARTNERS, L.P. ARTIS PARTNERS 2X, L.P. ARTIS PARTNERS (INSTITUTIONAL), LP ARTIS PARTNERS 2X (INSTITUTIONAL), L.P. ARTIS AGGRESSIVE GROWTH, L.P.

By:	Artis Capital Management, L.P.
Its:	General Partner for Each Fund:

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

ARTIS PARTNERS LTD. ARTIS PARTNERS 2X LTD. ARTIS AGGRESSIVE GROWTH MASTER FUND, L.P.

By:	Artis Capital Management, L.P.
Its:	Investment Adviser and Attorney-In-Fact for Each Fund

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

BELTEST SHIPPING COMPANY LIMITED

By:	/s/ S.N. Zouvelos
Name:	S.N. Zouvelos
Title:	General Manager

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

By:	/s/ Christian Gronet
Christian Gronet

By:
James Kelly Truman

By:	/s/ Benjamin Bierman
Benjamin Bierman

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

CMEA VENTURES VI, L.P.

By:	/s/ James Watson
Name:	James Watson
Title:	General Partner

CMEA VENTURES VI, L.P., GMBH & CO. K.P.

By:	CMEA Ventures VI Management, L.P.
Its:	Managing Limited Partner

By:	/s/ James Watson
Name:	James Watson
Title:	General Partner

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

CMEA Ventures VII, L.P.

By:	/s/ James Watson
Name:	James Watson
Title:	General Partner

CMEA VENTURES VII (Parallel), L.P.

By:	/s/ James Watson
Name:	James Watson
Title:	General Partner

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

GIRASOLE PARTNERS LLC

By:	/s/ Joseph L. Parker, Jr.
Name:	Joseph L. Parker, Jr.
Title:	Manager and Member

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

GKFF Investment Company, LLC

By:	/s/ Steve Mitchell
Name:	Steve Mitchell
Title:	Managing Director

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

HBA HOLDINGS, LLC

By:	/s/ James F. Adelson
Name:	James F. Adelson
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

HOWARD HUGHES MEDICAL INSTITUTE

By:	/s/ Landis Zimmerman
Name:	Landis Zimmerman
Title:	Vice President & Chief Investment Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

HORNTHAL INVESTMENT PARTNERS

By:	/s/ Jim Hornthal
Name:	Jim Hornthal
Title:	Chairman, Hornthal & Co., Inc.
General Partner

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

HSH NORDBANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Charles J. Lansdown
Name:	Charles J. Lansdown
Title:	Senior Vice President

HSH NORDBANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ [ILLEGIBLE]
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

JAMES GIBBONS

By:	/s/ James Gibbons
Name:	James Gibbons

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

KC-SOLAR, LLC

By:	/s/ Wellford Tabor
Name:	Wellford Tabor
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

KEYWORD COMPANY LIMITED

By:	/s/ [ILLEGIBLE] /s/ [ILLEGIBLE]
Name:	For and On Behalf of Derard Ltd - Director
By:	Director

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

KFN PEI VIII, LLC

By: KKR Financial Advisors L.L.C., not individually but solely in its capacity as investment manager for KKR Financial Corp.

By:	/s/ Roshan Chagan
Name:	Roshan Chagan
Title:	Authorized Signatory

KKR STRATEGIC CAPITAL FUND, L.P.

By: KKR Strategic Capital Management, L.L.C., not individually but solely in its capacity as investment manager for KKR Strategic Capital Fund, L.P.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

KKR STRATEGIC CAPITAL OVERSEAS FUND, LTD.

By: KKR Strategic Capital Management, L.L.C., not individually but solely in its capacity as investment manager for KKR Strategic Capital Overseas Fund, Ltd.

By:	/s/ Roshan Chagan
Name:	Roshan Chagan
Title:	Authorized Signatory

KKR STRATEGIC CAPITAL INSTITUTIONAL FUND, LTD.

By: KKR Strategic Capital Management, L.L.C., not individually but solely in its capacity as investment manager for KKR Strategic Capital Institutional Fund, Ltd.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

LENOX INVESTMENTS, L.L.C.

By:	/s/ Paul D. Wilson
Name:	Paul D. Wilson
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

MADRONE PARTNERS, L.P.

By:	Madrone Capital Partners, L.L.C.
Its:	General Partner

By:	/s/ Jameson McJunkin
Name:	Jameson McJunkin
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

MAPLE AVE. INVESTORS IN SOLYNDRA, LLC

By:	/s/ James Carreker
Name:	James Carreker
Title:	President

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

OZ EUROPE MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corp., its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corp., its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ GLOBAL SPECIAL INVESTMENT MASTER FUND, LTD.

By: OZ Advisors II LP, its General Partner
By: Och-Ziff Holding Corp., its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

PHIL FROHLICH

By:	/s/ Phil Frohlich
Name:	Phil Frohlich

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

PINTO INVESTMENT PARTNERS, L.P.

By:	PINTO GP, LIMITED
Its:	General Partner

By:	CIP GP, L.L.C.
Its:	General Partner

By:	/s/ Robert K. Hatcher
Name:	Robert K. Hatcher
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

RAYMOND J. SIMS

By:	/s/ Raymond J. Sims
Name:	Raymond J. Sims

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

REDPOINT VENTURES II, L.P.

By:	Redpoint Ventures II, LLC
Its:	General Partner

By:	/s/ John Walecka
Name:	John Walecka
Title:	Managing Director

REDPOINT ASSOCIATES II, L.L.C.

By:	Redpoint Ventures II, LLC
Its:	Nominee

By:	/s/ John Walecka
Name:	John Walecka
Title:	Managing Director

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

ROCKPORT CAPITAL PARTNERS II, L.P

By: Rockport Capital II, L.L.C., its General Partner

By:	/s/ David J. Prend
Name:	David J. Prend
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

ROCKPORT CAPITAL PARTNERS III, L.P

By:

By:	/s/ David J. Prend
Name:	David J. Prend
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERA SOLAR CORPORATION

By:	/s/ James F. Gibbons
Name:	James F. Gibbons
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

STACY FAMILY TRUST

By:	/s/ Stacy Schusterman
Name:	Stacy Schusterman
Title:	Co-Trustee

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

SUNBIRD LP

By:	EWR Investments, Inc.
Its:

By:	/s/ Debbie Crady
Name:	Debbie Crady
Title:	Vice President

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

U.S. Venture Partners X, L.P.
USVP X Affiliates, L.P.
By Presidio Management Group X, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-In-Fact

U.S. Venture Partners IX, L.P.
By Presidio Management Group IX, L.L.C.
Its General Partner

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-In-Fact

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-In-Fact

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

VENTURA VENTURES, LLC

By:	/s/ J.W. McKittrick
Name:	J.W. McKittrick
Title:	Managing Partner

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

VIRGIN GREEN FUND I, L.P.

By:	VGF Partners I, L.P.
Its:	General Partner

By:	VGF I Limited
Its:	General Partner

By:	/s/ Anup Jacob
Name:	Anup Jacob
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.

ZEITGEIST CAPITAL LLC

By:	/s/ Michael E. Tregoning
Name:	Michael E. Tregoning
Title:	Chief Financial Officer

Schedule A

SERIES A INVESTORS

Name and Address of Series A Investors:
U.S. Venture Partners IX, L.P. Attn: Chief Financial Officer 2735 Sand Hill Road Menlo Park, CA 94025
CMEA Ventures VI, L.P. Attn: Meryl L. Schreibstein One Embarcadero Center, Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, GmbH & Co. K.G. Attn: Meryl L. Schreibstein One Embarcadero Center, Suite 3250 San Francisco, CA 94111
Redpoint Ventures II, L.P. Attn: Lars Pedersen 3000 Sand Hill Road 2-290 Menlo Park, CA 94025
Redpoint Associates II, LLC 3000 Sand Hill Road 2-290 Menlo Park, CA 94025

i

Schedule B

SERIES B INVESTORS

Name and Address of Series B Investors:
Rockport Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700
Pinnacle Ventures II-A, L.P. 130 Lytton Ave Suite 220 Palo Alto, CA 94301
Pinnacle Ventures II-B, L.P. 130 Lytton Ave Suite 220 Palo Alto, CA 94301
Pinnacle Ventures II-C, L.P. 130 Lytton Ave Suite 220 Palo Alto, CA 94301
Pinnacle Ventures II-R, L.P. 130 Lytton Ave Suite 220 Palo Alto, CA 94301
CMEA Ventures VI, L.P. One Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, L.P., GMBH & CO. K.G. One Embarcadero Center Suite 3250 San Francisco, CA 94111
Redpoint Ventures II, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025

ii

Name and Address of Series B Investors:
Redpoint Associates II, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
U.S. Venture Partners IX, L.P. 2735 Sand Hill Road Menlo Park, CA 94025
Argonaut Ventures I, L.L.C. 155 Bodwell Street Avon, MA 02322
KFN PEI VIII, LLC 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Fund, L.P. 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Overseas Fund, Ltd. 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Institutional Fund, Ltd. 555 California Street 50th Floor San Francisco, CA 94104
Madrone Partners, L.P. c/o Madrone Capital Partners 3000 Sand Hill Road Building 2, Suite 150 Menlo Park, CA 94025

iii

Schedule C

SERIES C-1 INVESTORS

Name and Address of Series C-1 Investors:

Masdar Clean Tech Fund, L.P.

c/o Credit Suisse

Attn: Jason Karlinsky

Eleven Madison Avenue, 16th Floor

New York, New York 10010

Tel: (212) 325-2266

Fax: (646) 935-7499

Email: jason.karlinsky@credit-suisse.com

VIRGIN GREEN FUND I, L.P. Walkers House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands With a copy to: VGF Advisers (US) LLC 27 South Park, Suite 200 San Francisco, CA 94107
U.S. Venture Partners IX, L.P. Attn: Chief Financial Officer 2735 Sand Hill Road Menlo Park, CA 94025
CMEA Ventures VI, L.P. Attn: Meryl L. Schreibstein One Embarcadero Center, Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, GmbH & Co. K.G. Attn: Meryl L. Schreibstein One Embarcadero Center, Suite 3250 San Francisco, CA 94111
Redpoint Ventures II, L.P. Attn: Lars Pedersen 3000 Sand Hill Road 2-290 Menlo Park, CA 94025

Name and Address of Series C-1 Investors:
Redpoint Associates II, LLC 3000 Sand Hill Road 2-290 Menlo Park, CA 94025
Rockport Capital Partners II, L.P. Rockport Capital Partners 160 Federal Street 18th Floor Boston, MA 02110-1700
Argonaut Ventures I, L.L.C. 155 Bodwell Street Avon, MA 02322
KKR Financial Corp. 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Fund, L.P. 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Overseas Fund, Ltd. 555 California Street 50th Floor San Francisco, CA 94104
KKR Strategic Capital Institutional Fund, Ltd. 555 California Street 50th Floor San Francisco, CA 94104
Madrone Partners, L.P. c/o Madrone Capital Partners c/o Cooley Godward Kronish LLP 3175 Hanover Street Palo Alto, CA 94306
HSH Nordbank AG, Cayman Islands Branch c/o HSH NORDBANK AG, New York Branch 230 Park Avenue New York, NY 10169
Mr. Steve Kircher 4080 Cavitt Stallman Road Suite 100 Granite Bay CA 95746

Schedule D

SERIES C-2 INVESTORS

Name and Address of C-2 Investor:
VIRGIN GREEN FUND I, L.P. Walkers House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands With a copy to: VGF Advisers (US) LLC 27 South Park, Suite 200 San Francisco, CA 94107

Masdar Clean Tech Fund, L.P.

c/o Credit Suisse

Attn: Jason Karlinsky

Eleven Madison Avenue, 16th Floor

New York, New York 10010

Tel: (212) 325-2266

Fax: (646) 935-7499

Email: jason.karlinsky@credit-suisse.com

RockPort Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700
CMEA Ventures VI, L.P. One Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, L.P., GMBH & CO. K.G. One Embarcadero Center Suite 3250 San Francisco, CA 94111
Redpoint Ventures II, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025

Name and Address of C-2 Investor:
Redpoint Associates II, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
U.S. Venture Partners IX, L.P. Attn: CFO 2735 Sand Hill Road Menlo Park, CA 94025
Argonaut Ventures I, L.L.C. 6733 South Yale Tulsa, OK 74136
Artis Partners Ltd. c/o Artis Capital Management, L.P. One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105
Artis Partners, L.P. c/o Artis Capital Management, L.P. One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105

OZ Europe Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:       Joel Frank

                       Rick Lyon

Name and Address of C-2 Investor:

OZ Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

OZ Global Special Investment Master Fund

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

Legend Trading S.A c/o Maria Dimitrou Iassonos 3 18537 Athens Greece
Beltest Shipping Company Limited P.O.Box 51161 GR-145 10, Kifissia Greece
Plainfield Special Situations Master Fund Limited c/o Plainfield Asset Management LLC 55 Railroad Ave, Plaza Level Greenwich, CT 06830

Schedule E

SERIES D INVESTORS

Name and Address of Series D Investor:
Argonaut Ventures I, L.L.C. 6733 South Yale Tulsa, OK 74136
CMEA Ventures VI, L.P. One Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, L.P., GMBH & CO. K.G. One Embarcadero Center Suite 3250 San Francisco, CA 94111

Masdar Clean Tech Fund, L.P.

      c/o Credit Suisse

Attn: Jason Karlinsky

Eleven Madison Avenue, 16th Floor

New York, New York 10010

Tel: (212) 325-2266

Fax: (646) 935-7499

Email: jason.karlinsky@credit-suisse.com

OZ Europe Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

Name and Address of Series D Investor:

OZ Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

OZ Global Special Investment Master Fund

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

Redpoint Ventures II, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
Redpoint Associates II, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
U.S. Venture Partners IX, L.P. Attn: CFO 2735 Sand Hill Road Menlo Park, CA 94025

Schedule F

BRIDGE INVESTORS

Name and Address of Bridge Investor:
Argonaut Ventures I, L.L.C. 6733 South Yale Tulsa, OK 74136
Beltest Shipping Company Limited P.O.Box 51161 GR-145 10, Kifissia Greece
CMEA Ventures VI, L.P. One Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, L.P., GmbH & Co. K.G. One Embarcadero Center Suite 3250 San Francisco, CA 94111
Madrone Partners, L.P. c/o Cooley Godward Kronish LLP 3175 Hanover Street Palo Alto, CA 94306
Plainfield Special Situations Master Fund Limited c/o Plainfield Asset Management LLC 55 Railroad Ave, Plaza Level Greenwich, CT 06830
Redpoint Ventures II, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
Redpoint Associates II, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
RockPort Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700

RockPort Capital Partners III, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700
U.S. Venture Partners IX, L.P. Attn: CFO 2735 Sand Hill Road Menlo Park, CA 94025
VIRGIN GREEN FUND I, L.P. Walkers House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands With a copy to: VGF Advisers (US) LLC 27 South Park, Suite 200 San Francisco, CA 94107

Schedule G

SERIES E INVESTORS

Name and Address of Series E Investor:
Argonaut Ventures I, L.L.C. 6733 South Yale Tulsa, OK 74136

Artis Partners, L.P.

Artis Partners 2X, L.P.

Artis Partners (Institutional), L.P.

Artis Partners 2X (Institutional), L.P.

Artis Partners Ltd.

Artis Partners 2X Ltd.

c/o Artis Capital Management, L.P.

One Market Plaza

Spear Street Tower, Suite 1700

San Francisco, CA 94105

Beltest Shipping Company Limited P.O.Box 51161 GR-145 10, Kifissia Greece
CMEA Ventures VI, L.P. One Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VI, L.P., GmbH & Co. K.G. One Embarcadero Center Suite 3250 San Francisco, CA 94111
GKFF Investment Company, LLC 6733 South Yale Tulsa, OK 74136
Madrone Partners, L.P. c/o Cooley Godward Kronish LLP 3175 Hanover Street Palo Alto, CA 94306

Name and Address of Series E Investor:

Masdar Clean Tech Fund, L.P.

      c/o Credit Suisse

Attn: Jason Karlinsky

Eleven Madison Avenue, 16th Floor

New York, New York 10010

Tel: (212) 325-2266

Fax: (646) 935-7499

Email: jason.karlinsky@credit-suisse.com

OZ Europe Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

OZ Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

OZ Global Special Investment Master Fund

c/o Goldman Sachs (Cayman) Trust, Ltd.

Harbour Centre

P.O. Box 896

George Town, Grand Cayman

Cayman Islands

Notice Address:

c/o Och-Ziff Capital Management

9 West 57th Street, 39th Floor

New York, New York 10019

Attention:    Joel Frank

 Rick Lyon

Name and Address of Series E Investor:
Plainfield Special Situations Master Fund Limited c/o Plainfield Asset Management LLC 55 Railroad Ave, Plaza Level Greenwich, CT 06830
Redpoint Ventures II, L.P. 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
Redpoint Associates II, LLC 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
RockPort Capital Partners II, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700
RockPort Capital Partners III, L.P. 160 Federal Street 18th Floor Boston, MA 02110-1700
U.S. Venture Partners IX, L.P. Attn: CFO 2735 Sand Hill Road Menlo Park, CA 94025
VIRGIN GREEN FUND I, L.P. Walkers House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands With a copy to: VGF Advisers (US) LLC 27 South Park, Suite 200 San Francisco, CA 94107

Schedule H

SERIES F INVESTORS

Name and Address of Series F Investors:
Argonaut Ventures I, L.L.C. 6733 South Yale Tulsa, Oklahoma 74136

Artis Partners, L.P.

Artis Partners 2X, L.P.

Artis Partners Ltd.

Artis Partners 2X Ltd.

Artis Partners (Institutional), LP

Artis Partners 2X (Institutional), L.P.

One Market Plaza

Steuart Street Tower

Suite 2700

San Francisco, CA 94105

CMEA Ventures VII, L.P. 1 Embarcadero Center Suite 3250 San Francisco, CA 94111
CMEA Ventures VII (Parallel), L.P. 1 Embarcadero Center Suite 3250 San Francisco, CA 94111
Girasole Partners LLC 4124 South Rockford Suite 201 Tulsa, OK 74105
HBA Holdings, LLC 3200 First National Tower Tulsa, OK 74103

Name and Address of Series F Investors:
Howard Hughes Medical Institute 4000 Jones Bridge Road Chevy Chase, MD 20815
Hornthal Investment Partners 2234 Beach Street San Francisco, CA 94123
James Gibbons Redberry Ridge Portola Valley, CA 94028
KC-Solar, LLC 201 South College Street Suite 1440 Charlotte, NC 28244

Keyword Company Limited

Akara Building

24 De Castro Street

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

With a copy to:

Keyword Company Limited

Equity Trust House,

28 - 30 The Parade,

St Helier,

Jersey JE1 1EQ

Lenox Investments, L.L.C. 2121 S. Columbia Ave Suite 650 Tulsa, OK 74114-3505

Name and Address of Series F Investors:
Madrone Partners, L.P. 3000 Sand Hill Road Building 1, Suite 150 Menlo Park, CA 94025
Maple Ave. Investors in Solyndra, LLC 3819 Maple Ave. Dallas, TX 75219
OZ Global Special Investments Master Fund, LP 9 West 57th Street 39 th Floor New York, NY 10019 Attn: Joel Frank Rick Lyon
OZ Master Fund, Ltd. 9 West 57th Street 39 th Floor New York, NY 10019 Attn: Joel Frank Rick Lyon
Phil Frohlich 1924 South Utica, #1120 Tulsa, OK 74104
Pinto Investment Partners, L.P. 1000 Main Street Suite 3250 Houston, TX 77002
Raymond J. Sims 1270 University Avenue Palo Alto, CA 94301
Redpoint Ventures II, L.P. 300 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025

Name and Address of Series F Investors:
Redpoint Associates II, L.L.C. 300 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025
Rockport Capital Partners II, L.P. 160 Federal St., 18 th Floor Boston, MA 02110-1700
Rockport Capital Partners III, L.P. 160 Federal St., 18 th Floor Boston, MA 02110-1700
Sera Solar Corporation Redberry Ridge Portola Valley, CA 94028
Stacy Family Trust 2 West 2nd Street, 20th Floor Tulsa, OK 74103
Sunbird LP 2100 McKinney Ave. Suite 1780 Dallas, TX 75201

U.S. Venture Partners VII, L.P.

U.S. Venture Partners IX, L.P.

U.S. Venture Partners X, L.P.

USVP Entrepreneur Partners VII-A, L.P.

USVP Entrepreneur Partners VII-B, L.P.

USVP X Affiliates, L.P.

2180 Associates Fund VII, L.P.

2735 Sand Hill Road

Menlo Park, CA 94025

Zeitgeist Capital LLC 7557 Rambler Road Dallas, TX 75231

Schedule I

COMMON HOLDERS

Name and Address of Common Holder:
Christian Gronet 1 Portola Green Circle Portola Valley, CA 94028
Benyamin Buller 10379 Landsdale Avenue Cupertino, CA 95014
James Kelly Truman 21347 NW 217th Drive High Springs, FL 32643
Benjamin Bierman 47438 Cholla St Fremont, CA 94539
Jonathan Michael 10363 Byrne Avenue Cupertino, CA 95014